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                                                                    EXHIBIT 99.1
[RHDONNELLEY LOGO]
                                                                     NEWSrelease

CONTACT:
James M. Gruskin
800/497-6329

          R.H. DONNELLEY COMPLETES ACQUISITION OF SBC COMMUNICATIONS'
            DIRECTORY PUBLISHING BUSINESS IN ILLINOIS AND NW INDIANA

CARY, N.C., September 1, 2004 -- R.H. Donnelley Corporation (NYSE:RHD) today announced that it has completed the acquisition of SBC Communications Inc.'s (NYSE: SBC) directory publishing business in Illinois and Northwest Indiana, for $1.41 billion in cash, after working capital adjustments and the settlement of a $30 million liquidation preference related to the DonTech partnership. As part of the transaction, RHD has also acquired SBC's interest in DonTech, the partnership for local sales into the Illinois and Northwest Indiana SBC yellow pages. Under the terms of the transaction, RHD received a 50-year exclusive license to publish SBC-branded directories in Illinois and Northwest Indiana. RHD and SBC also signed a separate five-year agreement under which RHD will sell local advertising onto SMARTpages.com in Illinois and Northwest Indiana. RHD now controls and publishes 389 yellow page directories serving 260,000 local and national advertisers.

"This transaction completes our transformation into a fully integrated yellow pages publishing and directional media company and gives us control over all of our assets," said David C. Swanson, RHD's Chairman and Chief Executive Officer. "As owner-operators, we will be able to fully leverage our experienced management team to direct all aspects of our business, and expect to capitalize on market opportunities in Illinois using the same business processes that have succeeded in our Sprint operations."

The acquired business will be integrated into Donnelley Media alongside the former Sprint Publishing and Advertising business acquired last year. Donnelley Media is led by industry veteran Peter J. McDonald, who also directed the integration of the Sprint directory publishing business. Prior to re-joining RHD in 2002, McDonald was President of SBC Directory Operations and also served as President of DonTech, RHD's partnership in Illinois with SBC, in the mid-1990s.


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ABOUT R.H. DONNELLEY

      R.H. Donnelley is a leading yellow pages publisher and directional media company. Directional media is where consumers go to find who sells the goods and services they are ready to purchase. R.H. Donnelley publishes approximately 260 directories under the Sprint Yellow Pages(R) brand in 18 states, with major markets including Las Vegas, Orlando, and Lee County, Florida. The Company also offers online city guides and search web sites in these major markets under the Best Red Yellow Pages brand at www.bestredyp.com. In addition, R.H. Donnelley also publishes 129 SBC directories under the SBC(R) Yellow Pages brand in Illinois and Northwest Indiana. R.H. Donnelley serves more than 260,000 local and national advertisers. For more information, please visit R.H. Donnelley at www.rhd.com.

Safe Harbor Provision

Certain statements contained in this press release regarding R.H. Donnelley's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company's other periodic filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms our debt and convertible preferred stock agreements; (3) usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media; (5) our ability to successfully integrate the business recently acquired from SBC; (6) reliance on and extension of credit to small- and medium-sized businesses; (7) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (8) general economic conditions and consumer sentiment in our markets; and (9) fluctuations in the price and availability of paper.